Exhibit 10.15

Shenzhen Housing Rental Contract

(Non-residential)

Shenzhen Municipal Housing and Construction Bureau System

November 2019

Description

1. The text of this contract is a model text, and the corresponding content of the contract may be adjusted within the scope of relevant laws and regulations when signed by the parties and in combination with the actual situation.

2. Before signing the contract, the lessor and the lessee need to provide the corresponding materials according to the following requirements:

(1) The lessor shall present to the lessee a certificate of immovable property rights, a contract for the sale and purchase of housing or other valid supporting documents proving that it enjoys the right to rent, and at the same time:

If the house is entrusted by others to manage the rental, it is also necessary to provide a power of attorney from the principal;

If the co-owned house is rented, the proof and power of attorney of all co-owners agreeing to rent out shall be provided;

If the house is subleased, the subleaser shall provide the sub-lessee with the supporting documents and materials of the lessor’s consent to the sublease.

(2) The lessee shall provide the lessor with the lessee’s true, legal and valid identity documents.

3. The content selected ☐ the text of this contract, the content filled in the space parts and other contents that need to be deleted or added shall be determined by the two parties through consultation. ☐ select the content and select it by drawing a √; if the actual situation does not occur or the parties do not agree, a × should be placed in the space to indicate deletion.

4. The lessor and the lessee may make additional agreements in the blank line after the relevant terms according to the specific circumstances for the contents not agreed or unclear in the text of this contract, and may also be agreed in the Supplementary Clauses of Annex I.

5. The parties may decide the number of copies of the original contract according to the actual situation, and carefully check it when signing the contract to ensure that the content of each contract is consistent, and each party shall hold at least one original contract.

6. If this contract is terminated or there is a major change in the term of the lease, rent standard, lease area, etc., the parties shall go to the original registration and filing authority to go through the relevant formalities.

7. When signing this contract, the parties to this contract shall have full capacity for civil conduct, fully understand their respective rights, obligations and responsibilities, and voluntarily strictly implement them in accordance with the contract.

8. Where industrial housing is leased to the outside world, the relevant provisions of the Shenzhen Municipal People’s Government’s “Several Measures for Regulating the Stable Rental Price of the Industrial Housing Rental Market (Trial Implementation)” (Shenzhen Government Regulation [2019] No. 8) shall be strictly observed.

Special note: The lessor shall fulfill the obligation to remind the lessee on important matters of the contract. The lessee should carefully sign the contract, and before signing this contract, please carefully read the terms of the contract, especially review the selective, supplementary and modified content, and pay attention to preventing potential risks.

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Housing lease contracts

Lessor (Party A): Shenzhen Baoan Industrial Investment Group Co., Ltd

Type of document: ☐ resident identity card ☐ passport ☒ unified social credit code ☐ others

ID number: 91440300359480821D

Housing Infocode Card Number:

Address: Bao’an District, Shenzhen City, Xixiang Street Oyster Industry Community Jingang Building Jingang Center 2201

Contact Tel:

☒ Entrusted Agent/☐ Legal Representative: Yang Liu

Type of document: ☒ Resident identity card ☐ passport ☐ unified social credit code ☐ others

ID number: 440321197209110035

Address: Bao’an District, Shenzhen City, Xixiang Street Oyster Industry Community Jingang Building Jingang Center 2227

Contact number: 0755-27966033

Lessee (Party B): Wunong Technology (Shenzhen) Co., Ltd

Type of document: ☐ resident identity card ☐ passport ☒ unified social credit code ☐ others

ID number: 91440300 3427480000

Address: Shenzhen Baoan District Hangcheng Street Shenye Century Industrial Center Building C 1602

Contact number: 0755-85255139

☒ Entrusted Agent/☐ Legal Representative: Xia Changbin

Type of document: ☒ Resident identity card ☐ passport ☐ unified social credit code ☐ others

ID number: 612525197205300157

Address: Shenzhen Baoan District Hangcheng Street Shenye Century Industrial Center Building C 1602

Contact number: 0755-85255139

According to the Civil Code of the People’s Republic of China, the Law of the People’s Republic of China on urban real estate management, the Measures for the Administration of Commodity Housing Leasing, the Decision of the Standing Committee of the Shenzhen Municipal People’s Congress on Strengthening the Responsibility for Housing Rental Safety, the Shenzhen Municipal People’s Government issued the < Several Measures for Regulating the Stable Rental Price of the Industrial Housing Rental Market (Trial Implementation) > According to the Notice and other relevant laws and regulations, A and B shall, on the basis of equality, voluntariness, fairness and good faith, reach a consensus on matters related to housing lease and jointly conclude this contract.

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Article 1 Basic information of rental housing

1.1 The house leased by Party A to Party B is located on the 16th floor of Building C, Building C, No. 743 Zhoushi Road, Hangcheng Street, Bao’an District, Shenzhen No. 1602, Lease Form: ☐ Whole Lease / ☒ Partial Rental, House Building Area: 904.43 Square Meters (of which the building is built in the suite Area: / square meter, pool area: / square meter) (see Annex II house floor plan for details), rental use: office, house code: 4403060010310400025000059 。

1. 2 Ownership status of the house:

The owner or legal user of the real estate is Shenzhen Baoan Industrial Investment Group Co., Ltd., and Party A holds: (Rhouse ownership certificate or real estate property right certificate/ ☐ house sale and purchase contract/☐ house lease contract/☐ other housing source certification documents), Title Deed or Certificate of Immovable Property Number: , The house (☐ Yes / ☐ No) is mortgaged.

1.3 House Decoration: (The specific circumstances of the decoration may be supplemented by both Parties A and B in Annex II to this contract).

1.4 Ancillary facilities in the house:

☒ There are no facilities and equipment in the house and it is empty.

☐ the installation of facilities and equipment in the house, see Annex III “Confirmation of Housing Payment”.

Article 2 Lease Term

2.1 Party B leases the premises from March 1, 2022 to February 28, 2025 A total of 3 years / month (shall not exceed the maximum period stipulated by laws and regulations, and the term of a single industrial housing lease contract shall not be less than 1 year in principle).

2.2 Rent-free period:

☒ ☒ Party B enjoys a rent-free period of June/☐ (including the rental period) from March 01 to 2022 30 April 2023 , 01 March 2023 April 30, 2023, March 01, 2024 Until April 30, 2024 . During this period, Party B is not required to pay rent to Party A, but is required to bear all costs of water, electricity, gas, property management fees and other expenses except rent. At the expiration of the rent-free period, regardless of whether Party B uses the rental housing, it shall pay the rent in accordance with the contract.

☐ Party B does not enjoy a rent-free period, and the rent, management fees and other expenses are calculated from the date party A delivers the house.

Article 3 Rent

3.1 Rental housing is rented according to the floor area/Rfloor area within ☐ units, and the total monthly rent is RMB49,743.65 (capitalization: Wanton Wanjiu Qianqi Bai Shu Yuan Lu Jiao Wu Points）。

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3.2 Rent payment time: Rent is paid monthly, and Party B shall pay rent to Party A before the 10th of each month . When Party A collects Party B’s rent, Party A shall issue a special VAT invoice to Party B.

3.3 Payment method of rent: Party B shall pay the rent to Party A by ☐ cash payment/Rbank transfer/☐ other methods before the agreed payment date of rent.

When paying by transfer, Party B shall pay the rent to the following account designated by Party A:

Account Name: Shenzhen Baoan Industrial Investment Group Co., Ltd

Bank: China Construction Bank Shenzhen Bao’an Branch

Account number: 4425 0100 0010 0000 0154

3. 4 During the term of the housing lease contract, Party A shall not unilaterally increase the rent.

3.5 The parties agree that the rent for the term of the lease shall be increased by 5% from the ☒ 2nd year onwards every 1 year from the previous year’s rent standard ☐ by 5% as follows:

(1) From March 01, 2022 to February 28, 2023 On a day, the rent standard is RMB49,743.65/month (capitalized: Wanton Wanjiu Qianqi Bai Huang Shu 3 Yuan Lu Jiao Wu Cent).

(2) From March 01, 2023 to February 28, 2024 On a day, the rent standard is RMB52230.83/month (capitalization: fifty-two thousand two hundred and thirty yuan and eighty-three cents

(3) From March 01 , 2024 to February 28, 2025 On a day, the rent standard is RMB54,844.64/month (capitalization: fifty-four thousand eight hundred and forty-four dollars and sixty-four cents).

（4） ________________/_____________________________________________________________ .

第四条 Rental deposit

4.1 Within 5 days after the signing of this contract, Party B shall pay to Party A a deposit equivalent to two months’ (not more than two months) of rent totaling RMB99,487.3 (capitalized: 90,000,000,000 yuan) for 30,000 yuan. When Party A collects Party B’s deposit, it shall issue a receipt voucher to Party B.

4.2 The deposit paid by Party B is not the rent or other expenses prepaid by Party B, but only the guarantee of Party B’s performance of the obligations stipulated in this contract, and Party A shall not withhold Party B’s deposit without reason and refuse to refund it. Within 5 days after the expiration of the lease term or the termination of the contract, when the following conditions are met, Party A shall return the remaining part of the lease deposit to Party B without interest after deducting the rent, expenses and liquidated damages that Party B should bear (if there is a rent balance).

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(1) Party B has not caused damage to the rental house or has repaired the damaged house;

(2) Party B shall return the leased house (including ancillary facilities) to Party A in the manner agreed in this contract;

(3) If Party B uses the address of the rental house to handle industrial and commercial registration, it has transferred the industrial and commercial registration address and completed other procedures stipulated by laws and government regulations.

Article 5 Other Expenses

5. 1 During the lease period, Party A is responsible for paying the taxes and fees related to the housing lease that Party A should pay according to laws and regulations.

5.2 During the lease period, water/electricityR/gasR/property management/RTV/Rtelephone charges arising from Party B’s use of the rental houseRR ROther expenses such as network fees/☐ shall be borne by Party B. The billing standards are as follows (if the public utility or property service enterprise adjusts the charging standard according to law, it shall be adjusted according to it):

Water fee: / yuan / ton; electricity fee: yuan / kWh;

Gas fee: / yuan / cubic meter; property management fee: 8.8 yuan / square meter / month;

Others: Air conditioning maintenance fee 5 yuan / ㎡ · month, body maintenance fund 0.25 yuan / ㎡ · month.

5.3 Party B shall pay the fees in a timely manner as required after receiving the payment notice or the charging voucher provided by Party A, otherwise Party B shall bear the resulting late fees, liquidated damages and related legal consequences.

Article 6 Delivery and Acceptance of Housing

6.1 Party A shall deliver the Rental House to Party B by March 1, 2022 and ensure that the House and its ancillary facilities are safe and qualified (including air quality).

6.2 Party B shall enter Party A to inspect the existing equipment and facilities of the rental house when Party A delivers the rental house, and both parties shall jointly sign the Confirmation of Delivery of the House (see Appendix III) to complete the delivery.

6.3 The two parties specifically confirm that if party B has not signed the “Confirmation of Delivery of Housing” but Party B has entered the renovation site, it shall be deemed that the delivery of the rental housing has been completed.

Article 7 Decoration and decoration

7.1 RUnder the premise of not affecting the structure of the house, Party A agrees to party B’s decoration of the rental house; if it is required to report to the relevant departments for approval according to the regulations, party A/Party A shall Ralso entrust party B☐ to report to the relevant departments for approval before proceeding. After the expiration of the lease period or the termination of the contract, the decoration and decoration ☐ shall be demolished by Party B and restored to its original state/☐ and the discount shall belong to Party A/RFree of charge to Party A/☐ other.

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☐ Party A does not agree to Party B decorating and decorating the rental house.

7.2 Decoration Deposit: In accordance with the decoration under Article 7.1 of this Contract, Party B shall pay the decoration deposit of RMB / yuan (capitalization: / yuan) to Party A or Party A’s designated unit before / working day before the date of construction start 。 After the decoration is completed and the fire department has passed the acceptance, Party A or party A’s designated unit shall return the decoration deposit to Party B without interest.

Article 8 Use and maintenance of housing

8.1 During the lease period, Party B shall normally and reasonably use the leased house and its ancillary facilities, use water and electricity safely, and shall not change the use of the lease without the consent of Party A.

8.2 During the lease period, if Party B discovers that the leased house and its ancillary facilities are damaged or malfunctioned, Party A shall promptly notify Party A to repair it. Party A shall carry out maintenance within 5 days after receiving Party B’s notice. If Party A cannot be notified or Party A receives the notice that it will not be repaired within the time limit, or if it is necessary to repair immediately due to emergency circumstances, Party B has the right to repair on behalf of Party A, and the cost shall be borne by Party A. If the maintenance of the house affects the use of Party B, the rent shall be reduced or the lease term shall be extended accordingly.

Party B shall be responsible for repairing the damage or failure of the rental house or ancillary facilities (including Party B’s decoration and decoration of the house and the additional facilities and equipment) caused by Party B’s intentional or improper use, and Party A shall not be obligated to repair it.

During the lease period, if Party A or Party B fails to perform the maintenance, maintenance and other obligations stipulated in this contract in a timely manner, the other party or a third party suffers personal injury or property loss, and the responsible party shall bear the liability for compensation.

8.3 In the event that urgent maintenance is required but Party B cannot be notified or Party B cannot be notified, Party A may, with the assistance of the property management department, enter the rental house to carry out emergency maintenance and construction work, and Party A shall compensate Party B for the losses caused thereby.

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Article 9 Sublease, Renewal and Priority

9.1 Sublease

☒ Party B may not sublease.

☐ the rental housing is an industrial housing, and the land supply contract or industrial development supervision agreement related to the leased housing allows sublease, Party A agrees to sublease Party B in accordance with the provisions or agreements, but Party B’s sublease period shall not exceed the remaining lease period agreed in this contract, and shall be responsible for binding the sub-lessee to perform the lease obligations , the sub-lessee shall be liable for the breach of contract, and the sub-lessee shall not sublease again.

☐ the rental housing is a house other than industrial housing, Party A agrees that Party B will sublease the leased house to others in whole or in part, but the sublease period of Party B shall not exceed the remaining lease term agreed in this contract, and shall be responsible for restraining the sub-lessee to perform the lease obligation, and shall be liable for the breach of contract of the sub-lessee The sub-lessee may not sublease again.

9.2 Renewal of Leases

If Party B needs to continue to lease the rental housing at the expiration of the lease term of this contract, it shall submit a written application for renewal of the lease to Party A 60 days before the expiration date of the lease term. If the two parties reach an agreement on the renewal of the lease, they shall re-conclude the lease contract or sign an agreement to change the lease term. Under the same conditions, Party B has the right of first refusal to renew the lease.

9.3 Priority

Party A shall notify Party B in advance of the sale of the leased house during the lease period, and Party B shall have the right of first refusal under the same conditions as the price and payment method. If Party A sells the entire house, including the rental house, or the whole house connected with other houses, Party B does not have the right of first refusal.

Article 10 Return of Houses

10.1 Within 10 days from the expiration of the lease term or the date of termination of this contract, Party B shall promptly empty and move out of the leased house and return the house and ancillary facilities to Party A. If Party B fails to empty or move out of the house within the agreed time and is unable to contact Party B, the two parties agree to handle it as follows:

☒ Party A has the right to dispose of all items left over from the rental premises as waste.

☐ Party B provides an emergency contact person, and if Party B’s emergency contact does not empty the house within a few days from the date of receipt of the notification, Party A has the right to dispose of all items left in the leased house as waste.

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☐ Party A entrusts a third-party custody company to keep the remaining items on behalf of Party A, and Party B shall bear the storage costs.

☐ Party A disposes of the remains by means of ☐ auction/☐ sale, and keeps the proceeds on behalf of Party B.

☐ other                  .

10.2 Articles left over after Party B returns the house shall be deemed to be a waiver of ownership by Party B, and Party A shall have the right to dispose of them as waste. Party A has the right to require Party B to bear the costs incurred in the disposal of Party B’s legacy waste.

10.3 When the house is returned, the parties shall submit the house and ancillary items, facilities and equipment, water and electricity, etc., and sign or seal the “Confirmation of Return of the House” (see Annex IV).

Article 11 Termination of Contract

11.1 This Contract may be terminated by mutual agreement between the Parties A and B.

11.2 Party B has the right to unilaterally terminate the contract and reclaim the leased house in any of the following circumstances:

(1) Failure to pay or failure to pay rent or other expenses as agreed for 30 days;

(2) Under the premise that the leased house meets the agreed delivery standards, Party B refuses to sign the “Confirmation of Delivery of the House” without justifiable reasons;

(3) Unauthorized demolition and change of the main structure of the house;

(4) Unauthorized change of use of rental housing;

(5) Subleasing the leased house to a third party without authorization;

(6) Using rental housing to engage in illegal activities.

11.3 Party A has the right to unilaterally terminate the contract in any of the following circumstances:

(1) Failure to deliver the rental house according to the agreed time for 7 days;

(2) Party A has no right to rent the house or the house delivered does not conform to the contract and seriously affects Party B’s use or endangers Party B Safety or health;

(3) Party B cannot make it normal if it does not undertake the agreed maintenance obligations or does not pay the various expenses that should be borne by Party A With rental housing.

11.4 Both parties have the right to rescind the contract in any of the following circumstances:

(1) The leased house is expropriated and demolished according to law due to social public interests or due to the needs of urban construction [in this case, Party B shall give reasonable compensation for the losses (including decoration losses) suffered by Party B due to the failure to complete the performance of the contract];

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(2) The rental house is damaged, lost or identified as dangerous due to force majeure such as earthquake or fire, and the house cannot be used;

(3) Party A has informed Party B that it has set a mortgage before the lease of the rental house at the time of signing the contract and may be disposed of during the lease period, and is now being punished.

11.5 In the case of the above circumstances, party A or party B shall terminate this contract when the “Notice of Termination of Contract” (see Appendix 5) is delivered to the other party in accordance with Article 14 of this Contract.

Article 12 Liability for Breach of Contract

12.1 Party A’s Liability for Breach of Contract

(1) If Party A has the circumstances stipulated in Article 11.3 of this contract, and Party B terminates the contract, Party A shall return the deposit and the balance of the rent received in advance within 5 days after the termination of the contract, and pay Party B a liquidated damages according to the standard of the monthly rent amount of the contract. If the liquidated damages paid are insufficient to cover Party B’s losses, Party A shall also be responsible for compensation.

(2) Party A delivers the house to Party B after the deadline or there are circumstances stipulated in Items 2 and 3 of Article 11.3 of this contract, and Party B fails to terminate the contract, During the period of default, Party A shall pay Party B a liquidated damages of twice the daily rent amount (the maximum liquidated damages shall not exceed twice the monthly rent amount).

(3) During the lease period, if Party A unilaterally terminates the contract without the provisions of Article 11 of this contract, Party A shall notify Party B in writing at least 30 days in advance, return the deposit and the balance of rent received in advance, and pay Party B a liquidated damages at twice the monthly rent amount of the contract. If the liquidated damages paid are insufficient to cover Party B’s losses, Party A shall also be responsible for compensation.

12.2 Party B’s Liability for Breach of Contract

(1) If Party B has the circumstances stipulated in Article 11.2 of this contract and Party A terminates the contract, Party B shall pay Party A liquidated damages according to the standard of the monthly rent amount of the contract. If the liquidated damages paid are insufficient to cover Party A’s losses, Party B shall also be responsible for compensation.

(2) If Party B fails to meet the conditions for rescission of the contract or Party A fails to terminate the contract after paying the rent, deposit or other expenses after paying the rent, Party B shall pay Liquidated Damages to Party A for each overdue day at twice the daily rent amount.

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(3) During the lease period, if Party B unilaterally terminates the contract without the provisions of Article 11 of this contract, it shall notify Party A in writing at least 30 days in advance, and pay Party A liquidated damages at twice the monthly rent amount of the contract, if the liquidated damages paid are insufficient to cover Party A’s losses, Party B shall also be responsible for compensation.

(4) If the lease term expires or the contract is terminated, Party B shall promptly move out and return the house. If it is overdue or refuses to pay it back, Party B shall pay liquidated damages to Party A for each overdue day at twice the daily rent amount.

(5) If Party B transforms, decorates or installs facilities and equipment that affect the structure of the house without the consent of Party A, Party B shall restore the rental house to its original state and compensate Party A for the losses caused thereby. If Party B’s aforementioned acts cause personal injury or property damage to Party A or a third party, Party B shall bear all legal responsibilities and compensate for losses.

Article 13 Special Provisions

Both parties shall sign the Shenzhen Housing Rental Safety Management Responsibility Letter (hereinafter referred to as the “Letter of Responsibility”) to fully and appropriately perform the safety management responsibilities and obligations stipulated in the Letter of Responsibility. If any party violates the provisions of the Letter of Responsibility and causes a safety liability accident or causes personal injury or property loss to others in the process of housing leasing under this contract, the responsible party shall bear all legal responsibilities and economic losses.

Article 14 Notification and Service

14. 1 Both Parties agree to send the notice by Rmailing ☐ email ☐ WeChat ☐ SMS, and both parties confirm that their valid delivery addresses are as follows:

Party A’s delivery address: ☒ the same first correspondence address

☐ a different address

☐ the mobile phone number ☐ weChat id ☐ e-mail address

Address delivered by Party B: ☒ The same correspondence address as the first part

☐ a different address

☐ the mobile phone number ☐ weChat id ☐ e-mail address

If there is any change to the above address, the other party shall be notified in writing, otherwise the above address shall still be regarded as a valid address. If a notice or document given by one party to the other party is sent by mail, the date of delivery shall be the date of delivery on which the recipient signs for receipt, and if the document is returned by mailing at the above address, the date of return shall be deemed to be the date of delivery; if it is issued by e-mail, WeChat or SMS, the date of dispatch shall be deemed to be the date of delivery.

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14.2 If service is not possible by the above methods, the notice sent by Party A to the location of the rental housing under this contract shall be deemed to be validly served before Party B withdraws the lease.

Article 15 Dispute Resolution

15.1 Disputes arising in the course of the performance of this contract shall be resolved by the parties through consultation; if the consultation fails, the relevant administrative department, industry association or other third party may be requested to mediate, or:

☐ apply to the Shenzhen Court of International Arbitration for arbitration.

☒ File a lawsuit with the people’s court where the rental property is located.

15.2 The dispute resolution clauses of the contract exist independently and the modification, rescission, termination, invalidation or revocation of the contract shall not affect its validity.

Article 16 Modification of Contract

Neither party may unilaterally change the contents of this contract without mutual agreement between the parties. The parties may enter into a separate supplementary agreement for the modification of this contract, which shall have the same legal effect as this contract.

Article 17 Contract signing, registration and filing

17. 1 This contract shall take effect from the date of signing by both parties, and shall be executed in one part, with Party A executing three copies, Party B executing two copies, and housing leasing management department executing one copy, and having the same legal effect.

17.2 The annex to this Contract is a valid part of this Contract and has the same legal effect as this Contract.

17. 3 Within 10 days after the signing of this contract, the parties shall promptly go to the competent department for housing lease management to go through the housing lease registration and filing procedures (see the “Instructions for Housing Lease Registration and Filing” for details).

Party A (signature):Party B (signature):

Entrusted Agent (Signature):Entrusted Agent (Signature):

Date of signing: Year         Month         Day         Signing Date: Year         Month         Day

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Supplemental Terms

Article 1 Delivery and Acceptance of Housing

1.1 Party A delivers the rental housing to Party B for use, and Party A and Party B shall be deemed to have handed over the rental housing after signing the confirmation of housing delivery on the spot.

1.2 Party A leases the leased house according to the actual status quo (including the property rights registration of the leased house, the physical status, the use of the house, the equipment and facilities, the fire protection situation, etc.), and Party B shall not refuse to accept it unless there is a quality problem in the leased house. Party B fully accepts and recognizes the current situation of the leased housing in the contract, and confirms that the leased housing is safe and in line with the purpose of Party B’s lease, after signing the contract, Party A will not accept any requirements made by Party B for the rental housing, and Party B shall bear the obligation to inspect and maintain the equipment of the rental housing and related ancillary facilities. Party B shall go through the formalities of industrial and commercial registration and tax registration in accordance with the regulations, operate legally, and obey the management of government departments.

Article 2 Decoration and decoration

2.1 If Party B intends to renovate or renovate the leased house, it shall submit the decoration and transformation plan (including drawings and text descriptions) to the third-party property company for review, and only after obtaining the approval of the review can it be renovated and transformed according to the approved plan, and the specific implementation shall be carried out according to the requirements of the audit unit.

2.2 When the lease period expires or the contract is terminated for reasons other than Party A, Party B shall not have the right to claim any compensation from Party A for the renovation or renovation of the rental house, and Party B shall bear the relevant losses.

Article 3 Use and maintenance of housing

3.1 During the lease period, Party B shall pay the water and electricity charges of the leased house in the previous month to Party A or Party A’s designated property management unit before the 10th day of the next month of each calendar (postponed in case of statutory holidays) according to the actual amount of water and electricity used in the rental house and the amount of water and electricity allocated in the public areas displayed by the water meter and electricity meter.

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3.2 Party B shall pay the property rent to Party A’s account, and pay the property management fee, body maintenance fund, air conditioning maintenance fee, etc. to Party A’s designated account as follows:

Account name: Shenzhen Baoan Production and Investment Park Operation Co., Ltd

Bank: China Construction Bank Co., Ltd. Shenzhen Bao’an Branch

Bank account number: 4425 0100 0010 0000 1791

3.3 Party B agrees and accepts that the project property management company shall manage the park, strictly abide by the park management system, related management and safety requirements, and actively cooperate with the property company.

3.4 During the lease period, Party B shall maintain the hygiene and cleanliness of the public areas on the floor where the rental house is located, otherwise Party A has the right to require Party B to rectify it immediately. If Party B refuses to rectify, Party A has the right to carry out rectification by itself or by entrusting a third party, and the costs and losses caused by it shall be borne by Party B.

Party B intends to set up signboards, advertisements, signs, etc. in public places such as the outer walls, corridors, corridors and aisles of the rental house, and shall obtain the written consent of the property owner before setting up. If the above settings require the approval of the relevant government department, the approval of the relevant government department should also be obtained after obtaining the written consent of the property owner. If Party B does not comply with the provisions of the preceding paragraph, Party A and the property owner have the right to require Party B to immediately demolish it. If Party B refuses to demolish, Party A and the property owner have the right to force the demolition by themselves or entrust a third party, and the costs and losses caused by this shall be borne by Party B.

3.5 Party B shall comply with the law and operate in accordance with regulations. If Party B’s operation involves the discharge of noise, waste gas, waste water, etc., it shall also ensure that its noise, waste gas, waste water, etc. discharge meets the relevant standards, and shall not cause protests or complaints from neighboring people. Otherwise, the relevant disputes arising therefrom shall be resolved by Party B, and the relevant expenses or compensation shall be borne by Party B. If Party A suffers losses, Party B shall compensate. At the same time, Party A has the right to require Party B to make rectifications, and if Party B fails to rectify or complete the rectification within the time limit required by Party A, Party A has the right to terminate the contract, and Party B shall bear the liability for breach of contract in accordance with Article 6 of this Agreement.

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3.6 Party B shall purchase the relevant property insurance and personnel insurance in the process of using the property by Party B, and Party B shall bear and compensate for the losses caused by not purchasing insurance.

3.7 Party B shall use the rental housing to carry out the necessary maintenance of the rental housing and ancillary facilities, and Party A shall be responsible for the maintenance of the main structure and air conditioning of the rental house during the lease period. All kinds of facilities and equipment in the rental house (including but not limited to switches, sockets, lamps, etc.) are damaged by Party B intentionally or negligently and naturally damaged by consumption, and Party B shall repair themselves.

Article 4 Sublease

4.1 During the lease period, Party B shall not sublease part or all of the leased house to a third party for use; if Party B subleases all or part of the leased house to others or entrusts it to a third party without authorization, if it cannot be corrected within the specified period after party A’s notice, Party A has the right to take one or more of the following measures:

(1) Unilaterally terminate the contract and require Party B to bear the corresponding liability for breach of contract in accordance with Article 6 of this Agreement and other relevant provisions;

(2) If Party B seeks excess benefits through sublease, Party A has the right to recover the excess benefits from Party B;

(3) If Party A’s sublease behavior causes Party A’s reputation loss, economic loss, etc., or causes the housing rights holder to terminate the lease contract with Party A, Party A has the right to require Party B to bear legal liabilities including but not limited to making a formal apology, clarifying the facts through the media, and compensating Party A for other losses of liability for breach of contract caused by it;

Article 5 Termination of Contract

5.1 If Party B has any of the following circumstances, Party A has the right to unilaterally terminate the contract and reclaim the leased house, and Party B shall bear the liability for breach of contract in accordance with Article 6 and other relevant provisions of this Agreement:

(1) Party B’s business conditions have seriously deteriorated, or Party B has transferred property or withdrawn funds to evade debts, or lose business reputation, or may lose the ability to perform debts, and fail to properly handle other circumstances that cause Party A to assist in handling or incurring losses;

(2) Party B violates the provisions of this contract by using a leased house to affect the safety of the property;

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(3) Party B does not bear or does not promptly assume the responsibility for maintenance or pay the maintenance costs, resulting in serious damage to the house or equipment;

(4) Party B occupies Party A’s premises outside the leased house without authorization, and refuses to make corrections after Party A’s written notice;

(5) Other violations of the lease contract, after Party A’s written reminder, is still not corrected within the time limit.

5.2 If both parties A and B are requisitioned and demolished due to the expropriation of the leased house in accordance with the law, other compensation and compensation such as land and buildings shall belong to the owner of the house and have nothing to do with Party B. If the demolition unit agrees to give compensation for the renovation or relocation of the leased house, the parties A and B shall distribute it in accordance with the provisions of law.

Article 6 Liability for Breach of Contract

6.1 If Party A terminates the contract due to Party B’s reasons or Party B unilaterally terminates the lease contract or withdraws the lease early due to non-statutory reasons, Party B shall not claim any damages against Party A. In addition, Party A has the right to require Party B to return the leased house in accordance with the conditions agreed in this contract without refunding the lease deposit, and has the right to cancel the various benefits that have been given to Party B (including rent-free period benefits, etc.), and Party B shall also compensate Party A for all losses caused thereby (including but not limited to Party A’s compensation liability to third parties, etc.).

6.2 If a party breaches the contract, the breaching party shall bear other reasonable expenses (including but not limited to litigation costs, guarantee fees, assessment fees, preservation fees, attorney fees, etc.) paid by the breaching party in connection with this matter in addition to the liability for breach of contract in accordance with this contract.

6.3 During the validity period of this contract, Party B violates the contract (including but not limited to rent arrears, property management fees, water and electricity charges and other violations) Party A has the right to take measures to stop property services, water and electricity supply and other related service measures for the rental house, and all losses arising therefrom shall be borne by Party B; if Party A takes measures to stop property services, water and electricity supply and other related service measures for the rental house due to Party B’s violation of the contract, The lease relationship between the two parties during the period of suspension of property-related services shall remain valid, and Party B shall still pay rent and related fees to Party A in accordance with this contract.

Article 7 Any consent, approval or permission made by Party A according to this contract shall be in written form, otherwise the effect of consent, approval or permission shall not occur, and Party B shall not make relevant acts.

Article 8 In the event of any inconsistency between the main contract and this Supplementary Agreement, the Supplementary Agreement shall prevail.

(No text below)

【Signature Page】

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Party A (signature):Party B (signature):

Entrusted Agent (Signature):Entrusted Agent (Signature):

Date of signing: Year          Month          Day          Signing Date: Year          Month          Day

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Annex II: House Floor Plan, House Renovation List or Picture

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Annex III: Confirmation of Delivery of The House

The name of the device and item	Brand/texture	quantity	Model	Condition of the item
key	Gate put, house put, other put, note:
Smart locks	Gates, houses, others, notes:
Water card	☐ Not Delivered ☐ Delivered Sheet
Electrical card	☐ Not Delivered ☐ Delivered Sheet
Gas card	☐ Not Delivered ☐ Delivered Sheet
television set
air conditioning
Refrigerator
Desk
Office chair
Computer desk
couch
teapoy

Various expenses	Price	Start time	Start counting the base	Payer
Water				☐ Party A ☒ and Party B
Electricity				☐ Party A ☒ and Party B
Gas charges				☐ Party A ☐ Party B
TV charges				☐ Party A ☐ Party B
Internet fees				☐ Party A ☒ and Party B
Telephone charges				☐ Party A ☒ and Party B
Property management fees				☐ Party A ☒ and Party B
Parking fees				☐ Party A ☐ Party B
Cleaning fee				☐ Party A ☐ Party B

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The parties have submitted inspections of the leased house and accessories, facilities and equipment, and the use of water and electricity, and the parties ☒ have no objection to the basic information of the equipment and various expenses listed above/☐ attach the following explanation: 。

Lessor (signature):Lessee (signature):

Grant date: Year,        month,        day

Appendix IV: Confirmation of Return of Housing

Confirmation of the return of the house

The tenants have accepted and checked out the house and accessories, facilities and equipment, and the use of water and electricity. There is no dispute about the assumption of expenses, the return of deposits, the return of houses and their accessories, facilities and equipment☐ / ☐ the following instructions:

Lessor (signature):Lessee (signature):

Check-out date: Year        Month        Day

Appendix 5: Notice of Termination of Contract

Notice of Termination

send:

We and you signed the Tenancy Agreement on January 1, 20122, which is due to this                                                              In accordance with Article 1 of the Housing Lease Contract , you are hereby notified to terminate the lease contract.

Please move out of the house/☐ within ☐ days from the date of receipt of this notice, return the deposit and the balance of rent received in advance, pay liquidated damages, and compensate yuan, otherwise we will solve it through legal channels.

Notice is hereby given.

☐☐

Notification person:

Date: Year        Month        Day

Note: The notifier shall actually serve the Notice of Termination of Contract to the other party and retain the relevant evidence.

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Shenzhen Housing Rental Safety Management Responsibility Letter

In order to implement the “Decision of the Standing Committee of the Shenzhen Municipal People’s Congress on Strengthening the Responsibility for Housing Rental Safety”, further clarify the responsibility for housing rental safety, strengthen the safety management of rental housing, and ensure the safety of people’s lives and property, in accordance with relevant laws and regulations, this letter of responsibility is specially formulated:

1. The lessors and lessees of production and operation housing (including various commodity markets and their stalls and counters), office buildings, residences and other housing within the administrative region of this Municipality shall be responsible for the safety of rental housing.

2. The lessor renting out the house shall have a certificate of ownership of the house or other supporting documents prescribed by the municipal government. Where another person is entrusted with a lease, the owner shall sign a written entrustment agreement with the trustee to stipulate their respective safety responsibilities. Housing subleasers, other persons with actual rental behavior and housing lenders shall bear the lessor’s safety responsibility.

3. The lessor shall ensure that the buildings used for leasing and their entrances and exits, passages, fire protection, gas, electric power facilities, etc. shall comply with the provisions of relevant laws and regulations and the safety standards stipulated by the relevant administrative departments. Where laws or regulations provide that relevant licenses or approval documents are required to be obtained before leasing is permitted, the lessor shall obtain them.

4. Where the lessee uses the rental house for production and business activities, the lessor shall require him to present the relevant certificates of the fire control procedures and the industrial and commercial business license or business license certificate before opening.

5. The lessor shall inspect the safe use and nature of use of the rental housing at least once a quarter and make a written record, and the lessee shall cooperate and sign; if the lessor is unable to view it in person for objective reasons, it shall entrust others to view it.

6. The lessor shall report to the comprehensive rental housing management agency or other relevant administrative departments when it examines and discovers that there are potential safety hazards in the rental housing, or the tenant changes the nature of the use of the house without authorization, uses the function, or uses the house to engage in illegal or criminal acts.

7. The lessee shall, in accordance with the provisions of laws and regulations and the provisions of the housing lease contract, use the house safely and reasonably, and shall not change the structure and nature of the house without authorization; if the lessee discovers that there is a potential safety hazard in the rental house, it shall immediately notify the lessor and report to the comprehensive management agency for rental housing or other relevant administrative departments at the same time.

8. The Lessee shall not at any time commit the following acts for any reason or in any way:

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1. Unauthorized change of the use function of rental housing, the use of rental housing to engage in hotel industry, catering, entertainment, Internet cafes, workshops and other business activities must comply with relevant regulations;

2. Using rental housing to engage in illegal and criminal acts such as gambling, drug abuse and drug trafficking, prostitution, pornography production and trafficking, forging documents, printing illegal publications, manufacturing and selling counterfeit and shoddy goods, harboring criminal personnel, harboring and selling stolen goods;

3. Using rental housing to engage in pyramid schemes or pyramid schemes, operating without a license, opening clinics without a license, illegally practicing medicine, and illegally engaging in recycling of renewable resources;

4. Use rental housing to engage in fraudulent activities such as unlicensed job agencies, marriage agencies, training, real estate agencies, etc.;

5. Use residential rental housing to store contraband and produce, store, operate flammable, explosive, toxic, radioactive and other dangerous goods or engage in other illegal activities;

6. Prohibit high-altitude projectiles and prevent falling objects:

(1) The lessee must fully understand the hazards of high-altitude projectiles and the civil, administrative and criminal legal liabilities that the perpetrators may bear;

(2) When the lessee finds that the rental house and its ancillary facilities are damaged or malfunctioning, and there may be risks such as falling from a high altitude, it shall promptly notify the lessor to repair it and take effective measures. Damage or malfunction caused by the lessee shall be repaired by the lessee;

(3) The lessee must develop civilized living habits, use exemplary behavior to educate minors with guardianship responsibilities to be civilized people, perform civilized acts, and put an end to throwing debris downstairs;

(4) The lessor and the lessee shall not place or hang any miscellaneous objects such as flower pots and mops on the window sill, balcony, retaining wall, so as to avoid accidents such as falling objects from a high altitude.

9. The two parties to the lease shall assist and cooperate with the comprehensive management agency for rental housing in the safety inspection and management of the rental housing, and truthfully provide relevant materials and information.

10. Where the lessor or lessee fails to perform its safety responsibilities in accordance with law, resulting in damage to the person or property of others, the victim may require the lessor or lessee to bear the corresponding compensation liability in accordance with law.

Lessor: (Signature)	Lessee: (Signature).
Delegate, Manager: (Signature)	Tel:
Contact Tel:
Year month Day	Year Month Day

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Notice on The Registration and Filing of Housing Leases

Information to be provided for the registration and filing of housing leases:

(i). Real estate rights certificate or other legal ownership certificate (provide the original and leave a copy).

(ii). Proof of identity or legal qualification of the lessor or lessee, including:

1. Individual

Mainland residents: Identity card or other valid proof of identity.

Hong Kong, Macao and Taiwan Residents: Mainland Travel Permit for Hong Kong and Macao Residents, Mainland Travel Permit for Taiwan Residents.

Overseas persons: passport (with residence permit or entry visa).

The above documents must be provided in original and photocopies.

2. Units

Social credit codes, military certificates, and proof of the lawful opening of overseas enterprises (provide the original and leave a copy). The certificate of lawful business operation of an overseas enterprise must be accompanied by a translation of the Chinese, and if it has not been certified by the relevant functional departments in China, it must be notarized or certified by the embassy or consulate.

(iii). If the co-owned house is rented, a written certificate of consent of all co-owners to the lease must be provided.

(iv). Authorization delegates

1. Property rights for individuals: valid identity documents of the client and the entrusted agent (original inspection, copy retention) and power of attorney (original) must be presented The principal shall indicate the entrusted matters and the place of signature on the power of attorney; If the original ID of the principal cannot be obtained, a copy of the ID card signed and confirmed by the client must be issued. The power of attorney signed by the parties abroad shall be notarized and authenticated in accordance with the regulations.

2. Property rights for the unit: if the manager is not the legal representative or the person in charge, he must also issue a power of attorney (original) of the legal representative or person in charge, and the client must indicate the entrustment matters and the place of signature on the power of attorney. The power of attorney signed by the parties abroad shall be notarized and authenticated in accordance with the regulations.

(5). Housing lease contract (including contract attachments).

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Integrity Pledge

In order to strengthen the construction of honest government in property leasing, standardize the activities of both the property management unit and the lessee, prevent the occurrence of various violations of law and discipline for seeking improper benefits, and ensure the fairness and impartiality of property leasing activities. In accordance with the relevant laws and regulations on property leasing and the “Rules for the Prevention and Control of Integrity Risks in Public Property Leasing in Bao’an District”, this letter of commitment to integrity is hereby concluded.

Article 1 Rights and Obligations of the Parties

(1) The relevant laws and regulations of the state on property leasing and market activities, relevant policies and the provisions of the construction of a clean and honest government should be strictly observed.

(2) Strictly implement the “Shenzhen Housing Lease Contract” document and consciously act in accordance with the contract.

(3) The business activities of both parties shall adhere to the principles of openness, fairness and justice, shall not harm the interests of the state and the collective, and shall not violate the rules and regulations of property leasing management.

(4) Where it is discovered that the other party has violated the provisions on integrity in its business activities, it has the right and obligation to promptly remind the other party to make corrections.

(5) If the other party is found to have seriously violated the obligations of this agreement, it has the right to report it to its superior department or district discipline inspection and supervision department.

Article 2 Obligations of property management units

(1) It is not allowed to ask the lessee for gifts, negotiable securities, valuables and rebates, benefit fees, thank-you fees, etc. from the lessee for any reason.

(2) The lessee shall not be allowed to reimburse any expenses that should be paid by the property management unit or individual.

(3) It is not allowed to participate in activities such as banquets, fitness, high-end consumer entertainment that may affect the tenants of open leasing.

(4) Spouses, children and specific related parties are not allowed to directly engage in commercial activities related to related party transactions with the lessee enterprise, and enjoy special preferential treatment.

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Article 3 Obligations of the Lessee

It should maintain normal business contacts with the property management unit, carry out business work in accordance with relevant laws and regulations and procedures, strictly implement the relevant guidelines and policies of property leasing, and comply with the following provisions:

(1) Gifts, negotiable securities, valuables and rebates, benefit fees, thank-you fees, etc. are not allowed to be given to the property management unit for any reason.

(2) It is not allowed to reimburse the property management unit or the relevant management personnel for any reason.

(3) It is not allowed to invite the relevant management personnel of the property management unit to participate in private banquets, fitness, entertainment and other activities that may affect the fairness of renting.

(4) Must not purchase or provide communication tools, means of transportation, and high-end office supplies for property management units and individuals.

Article 4 Liability for Breach of Contract

(1) Where the staff of the property management unit violates the responsibilities of Articles 1 and 2 of this Agreement, in accordance with the authority of management, the relevant personnel shall be given party discipline, government discipline or organizational handling in accordance with relevant laws, regulations and provisions; if the crime is suspected, it shall be transferred to the judicial organ for criminal liability; if it causes economic losses to the lessee, it shall be compensated.

(2) If the property management unit discovers that the lessee has violated this agreement or used improper means to bribe the staff of the property management unit, it shall be deemed to be a major breach of contract by the lessee, and the property management unit shall have the right to unconditionally terminate the lease contract. Where economic losses are caused to the property management unit, compensation shall be made; where a crime is suspected, it shall be transferred to the judicial organ for criminal liability.

Article 5 This Agreement shall have the same legal effect as the Shenzhen Housing Lease Contract and shall take effect immediately after being signed by both parties to the agreement. The validity period is from the date of signature by both parties to the date of completion of the performance of the rights and obligations of this Agreement.

Property Management Unit:	Lessee:
Legal Representative:	Legal Representative:
Principal Agent:	Principal Agent:
Day period: Year, month Day	Day: Year, month, day

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